Exhibit 99.1

RF Acquisition Corp. Announces Updated Per Share Redemption Price in Connection With Upcoming Special Meeting

Singapore, September 17, 2024 – RF Acquisition Corp. (“RFAC” or the “Company”) today announced that, in connection with the upcoming special meeting of stockholders scheduled to be held September 23, 2024, the per-share price at which public shares will be redeemed from cash held in the Company’s trust account will be approximately $11.24. The closing price of the Company’s Class A Common Stock on September 13, 2024 was $11.24.

About RFAC

RFAC is a blank check company incorporated as a Delaware corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. While RFAC may pursue an initial business combination target in any business, industry, or geographic location, it intends to search globally for target companies within the Southeast Asian new economy sector or elsewhere. RFAC  was incorporated in 2021 and is based in Singapore.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements also include, but are not limited to, statements regarding projections, estimates, and forecasts of revenue and other financial and performance metrics, and projections of market opportunity and expectations. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of the Company’s management and are not predictions of actual performance. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from those expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this Press Release, the Company cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain.

In addition, there are risks and uncertainties described in the Proxy Statement, which is filed by the Company with the SEC and other documents filed by the Company from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The Company cannot assure you that the forward-looking statements in this Press Release will prove to be accurate and are subject to other risks and uncertainties, including those to included under the heading “Risk Factors” in the Proxy Statement and those included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 25, 2024, the Quarterly Reports on Form 10-Q filed with the SEC on June 26, 2024 and August 23, 2024, respectively. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, nothing in this Press Release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The Company cautions that the foregoing list of factors is not exclusive. The forward-looking statements in this press release represent the views of the Company as of the date of this press release. Subsequent events and developments may cause those views to change. However, while the Company may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this press release. Except as may be required by law, the Company undertakes no duty to update these forward-looking statements.

Additional Information and Where To Find It

In connection with the Special Meeting, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), which was distributed to holders of the Company’s common stock in connection with the Company’s solicitation of proxies for a vote by the Company’s stockholders with respect to a proposal to allow the Company to extend the date by which the Company must consummate a business combination from September 28, 2024 to March 28, 2025 (the “Extension Amendment Proposal”) composed of six monthly extensions and other matters as discussed in the Proxy Statement. This communication is not a substitute for the Proxy Statement or any other documents that the Company sends to its stockholders in connection with the Special Meeting. The Company’s stockholders and other interested persons are advised to read carefully and in its entirety the Proxy Statement, as well as any other documents filed with the SEC, as these materials contain important information about the Special Meeting. Stockholders are able to obtain copies of the Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to the Company at RF Acquisition Corp., 111 Somerset, #05-06, Singapore 238164, Attention: Tse Meng Ng.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Special Meeting and Extension Amendment Proposal. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on April 25, 2024, and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to RF Acquisition Corp., 111 Somerset, #05-06, Singapore 238164, Attention: Tse Meng Ng.

No Offer or Solicitation

This press release shall not constitute a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities and does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.